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                                                                  EXHIBIT 99.3

                           1998 STOCK OPTION PLAN
                                     OF
                               SONIC SOLUTIONS


1.   PURPOSES OF THE PLAN
     --------------------

     The purposes of the 1998 Stock Option Plan (the "Plan") of Sonic Solutions, a California corporation (the "Company"), are to:

     (a) Encourage selected employees, directors and consultants to improve operations and increase profits of the Company;

     (b) Encourage selected employees, directors and consultants to accept or continue employment or association with the Company or any Affiliate (as defined below); and

     (c) Increase the interest of selected employees, directors and consultants in the Company's welfare through participation in the growth in value of the common stock of the Company (the "Common Stock").

     Options granted under this Plan ("Options") may be "incentive stock options" ("ISOs") intended to satisfy the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or "nonqualified options" ("NQOs").

2.   ELIGIBLE PERSONS
     ----------------

     Every person who at the date of grant of an Option is an employee of the Company or of any Affiliate of the Company is eligible to receive NQOs or ISOs under this Plan. Every person who at the date of grant is a director of or consultant to the Company or to any Affiliate of the Company is eligible to receive NQOs under this Plan. The term "Affiliate" as used in the Plan means a parent or subsidiary corporation as defined in the applicable provisions (currently Sections 425(e) and (f), respectively) of the Code. The term "employee" includes an officer or director who is an employee, of the Company. The term "consultant" includes persons employed by, or otherwise affiliated with, a consultant.

3.   STOCK SUBJECT TO THIS PLAN
     --------------------------

     Subject to the provisions of Section 6.1(a) of the Plan, the initial maximum aggregate number of shares of stock which may be issued on exercise of Options granted pursuant to this Plan is 1,000,000 shares of Common Stock (the "Share Limit"). The Share Limit shall automatically be increased on the last business day of each fiscal year by an amount equal to 2% of the total number of shares of Common Stock outstanding on such date; provided,
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however, that in no event shall such automatic share increase cause the Share
Limit to exceed 2,000,000 shares. The shares covered by the portion of any grant under the Plan which expires unexercised shall become available again for grants under the Plan. Shares issued pursuant to an Option which are repurchased by the Company in accordance with the terms of the Plan shall become available again for grants as NQOs under the Plan.

4.   ADMINISTRATION
     --------------

     4.1 This Plan shall be administered by the Board of Directors of the Company (the "Board"), or by a committee (the "Committee") of at least two (2) Board members to which administration of the Plan is delegated or, with respect to persons other than directors and "executive officers" as defined in the Securities Exchange Act and the rules and regulations thereunder, by the Chief Executive Officer of the Company (in each case, the "Administrator"), in accordance with the provisions of Rule 16b-3 promulgated by the Securities and Exchange Commission ("Rule 16b-3"), or by any successor rule thereto.

     4.2 Subject to the other provisions of this Plan, the Administrator shall have the authority, in its discretion: (i) to grant Options; (ii) to determine the fair market value of the Common Stock subject to Options; (iii) to determine the exercise price of Options granted; (iv) to determine the persons to whom, and the time or times at which, Options shall be granted, and the number of shares subject to each Option; (v) to interpret this Plan; (vi) to prescribe, amend and rescind rules, regulations and guidelines relating to this Plan; (vii) to determine the terms and provisions of each Option granted (which need not be identical), including, but not limited to, the time or times at which Options shall be exercisable; (viii) with the consent of the optionee, to modify or amend any Option; (ix) to defer (with the consent of the optionee) or to accelerate the exercise date of any Option or to defer (with the consent of the optionee) or to accelerate the expiration of any right of repurchase which the Company may have with respect to shares issued or issuable upon exercise of any Option; (x) to authorize any person to execute on behalf of the Company any instrument evidencing the grant of an Option; and (xi) to make all other determinations deemed necessary or advisable for the administration of this Plan. The Administrator may delegate nondiscretionary administrative duties to such employees of the Company as it deems proper.

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     4.3   All questions of interpretation, implementation and application of this Plan shall be determined by the Administrator. Such determinations shall be final and binding on all persons, including the Company and all options.

5.   GRANTING OF OPTIONS; OPTION AGREEMENT
     -------------------------------------

     5.1 No Options shall be granted under this Plan after ten (10) years from the date of adoption of this Plan by the Board.

     5.2 Each Option shall be evidenced by a written stock option agreement, in form satisfactory to the Company, executed by the Company and the person to whom such Option is granted; provided, however, that the failure by the Company, the optionee or both to execute such an agreement shall not invalidate the granting of an Option.

     5.3 The agreement shall specify whether each Option it evidences is a NQO or an ISO. However, notwithstanding such designations, if the aggregate fair market value of the shares under Options designated as ISOs would become exercisable for the first time by any optionee at a rate in excess of $100,000 in any calendar year (under all plans of the Company), then unless otherwise provided in the stock option agreement or by the Administrator, the exercisability of ISOs (or portions thereof) having the highest per share exercise price shall be delayed until the earliest time at which their exercisability would not cause the $100,000 limitation to be exceeded. For purposes of this Section 5.3, Options shall be taken into account in the order in which they were granted, and the fair market value of the shares shall be determined as of the time the Option with respect to such shares is granted.

     5.4 The Administrator may approve the grant of Options under the Plan to persons who are expected to become employees, directors or consultants of the Company, but are not employees, directors or consultant at the date of approval. In such cases, the Option shall be deemed granted, without further approval, on the date the grantee assumes the employment or consulting relationship forming the basis for such grant, and, in addition, satisfies all requirements of this Plan for Options granted on that date.

6.   TERMS AND CONDITIONS OF OPTIONS
     -------------------------------

     Each Option granted under this Plan shall be designated as an NQO or an ISO. Each Option shall be subject to the terms and conditions set forth in
Section 6.1. NQOs shall also be subject to the terms and conditions set forth in Section 6.2, but not those set forth in Section 6.3. ISOs shall also be subject to the terms and conditions set forth in Section 6.3, but not those set forth in Section 6.2.

     6.1   Terms and Conditions to Which All Options Are Subject.  All Options
           -----------------------------------------------------
granted under this Plan shall be subject to the following terms and conditions:

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           (a)   Changes in Capital Structure.  Subject to Section 6.1(b), if
                 ----------------------------
the Common Stock of the Company is changed by reason of a stock split, reverse stock split, stock dividend or recapitalization, or converted into or exchanged for other securities as a result of a merger, consolidation or reorganization, appropriate adjustments or substitutions shall be made in: (i) the number and class of shares of Common Stock subject to this Plan and each Option outstanding under this Plan; and (ii) the exercise price of each outstanding Option; provided, however, that the Company shall not be required
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to issue fractional shares as a result of any such adjustments. Each such adjustment shall be at the discretion of and subject to approval by the Administrator in its sole discretion.

           (b)   Corporate Transactions.  In the event of the proposed
                 ----------------------
dissolution or liquidation of the Company, the Administrator shall notify each optionee at least 30 days prior to such proposed action. To the extent not previously exercised, all Options will terminate immediately prior to the consummation of such proposed action. In the event of a merger or consolidation involving the Company in which the Company is not the surviving corporation (other than with a subsidiary of the Company solely to effect a reincorporation) or in which the shareholders of the Company prior to such transaction own less than 50% of the shares entitled to vote of the surviving entity, or in the event of a sale of all or substantially all of the assets of the Company in which the shareholders of the Company receive securities of the acquiring entity or an affiliate thereof, all Options shall be assumed or equivalent options shall be substituted by the successor corporation (or other entity) or a parent or subsidiary of such successor corporation (or other entity); provided, however, that if such successor does not agree to assume the Options or to substitute equivalent options therefor, unless the Administrator shall determine otherwise, all Options shall be fully exercisable for a period of thirty (30) days from the date notice is given under this Section 6.1(b) and shall terminate upon expiration of such 30-day period.

           (c)   Time of Option Exercise.  Except as necessary to satisfy the
                 -----------------------
requirements of Section 422 of the Code and subject to Section 5, Options granted under this Plan shall be exercisable: (a) immediately as of the effective date of the stock option agreement granting the Option; or (b) at such other times as are specified in the written stock option agreement relating to such Option. No Option shall be exercisable, however, until a written stock option agreement in form satisfactory to the Company is executed by the Company and the optionee.

           (d)   Option Grant Date. Except in the case of advance approvals
                 -----------------
described in Section 5.4, the date of grant of an Option under this Plan shall be the date as of which the Administrator approves the grant.


           (e)   Nonassignability of Option Rights.  No Option granted under
                 ---------------------------------
this Plan shall be assignable or otherwise transferable by the optionee except by will or by the

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laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code, except, with respect to NQOs, which may be assignable or otherwise transferable by the optionee as the Administrator may determine in its sole discretion. During the life of the optionee, an Option shall be exercisable only by the optionee, except, with respect to NQOs, as the Administrator may determine in its sole discretion.

           (f)   Payment.  Except as provided below, payment in full, in cash,
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shall be made for all stock purchased at the time written notice of exercise of an Option is given to the Company, and proceeds of any payment shall constitute general funds of the Company. At the time an Option is granted or exercised, the Administrator, in the exercise of its absolute discretion, may authorize any one or more of the following additional methods of payment: (i) acceptance of the optionee's full recourse promissory note for all or part of the Option price, payable on such terms and bearing such interest rate as determined by the Administrator (but in no event less than the minimum interest rate specified under the Code at which no additional interest on debt instruments of such type would be imputed), which promissory note may be either secured or unsecured in such manner as the Administrator shall approve (including, without limitation, by a security interest in the shares of the Company); or (ii) delivery by the optionee of Common Stock already owned by the optionee for all or part of the Option price, provided the value (determined as set forth in Section 6.1(k) of such Common Stock is equal on the date of exercise to the Option price, or such portion thereof as the optionee is authorized to pay by delivery of such stock; provided, however, that if an optionee has exercised any portion of any option granted by the Company by delivery of Common Stock, the optionee may not, within six (6) months following such exercise, exercise any Option granted under this Plan by delivery of Common Stock.

           (g)   Termination of Employment or Service.  Unless determined
                 ------------------------------------
otherwise by the Administrator in its absolute discretion, to the extent not already expired or exercised, an Option shall terminate at the earlier of: (i) the Expiration Date (as defined in Section 6.1(k); or (ii) three (3) months after termination of employment with the Company or any Affiliate (with respect to employees) or three (3) months after the last day served as a director or consultant to the Company or any Affiliate (with respect to consultants); provided, that an Option shall be exercisable after the date
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of termination of employment or service as a consultant only to the extent exercisable on the date of termination; and provided further, that if
                                            -------- -------
termination of employment or service as a consultant is due to the optionee's death or "disability" (as determined in accordance with Section 22(e)(3) of the Code), the optionee, or the optionee's personal representative (or any other person who acquires the Option from the optionee by will or the applicable laws of descent and distribution), may at any time within twelve
(12) months after the termination of employment or service as a consultant (or such lesser period as is specified in the option agreement but in no event after the Expiration Date of the Option), exercise the rights to the extent they were exercisable on the date of the termination. A transfer of an optionee from the Company to an Affiliate or vice versa, or from one Affiliate to another, or a leave of absence due to sickness, military service or other cause duly

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approved by the Company, shall not be deemed a termination of employment or the consulting relationship for purposes of this Plan.

           (h)   Repurchase of Stock.  Unless otherwise provided for by the
                 -------------------
Administrator in the option agreement, the Common Stock to be delivered pursuant to the exercise of any Option granted to an employee or consultant under this Plan may be subject to a right of repurchase in favor of the Company, with respect to any employee or consultant whose employment or consulting relationship with the Company is terminated, at the Option exercise price per share, and such shares shall be held by the Company in escrow to facilitate the Company's repurchase right. Unless otherwise provided for by the Administrator in the option agreement, the Company's repurchase right shall expire as to 25% of the total amount of the shares subject to the Option on the first anniversary date of the Option grant or such other date as may be set by the Administrator and shall expire as to an additional 2.0833-1/3% of such shares at the end of each succeeding calendar month. Determination of the number of shares subject to such right of repurchase shall be made as of the date the employee's employment by or consultant's consulting relationship with, the Company terminates, not as of the date that any Option granted to such employee or consultant is thereafter exercised. The Company's repurchase right may be waived by the Board.

           (i)   Withholding and Employment Taxes.  At the time of exercise of
                 --------------------------------
an Option (or at such later time(s) as the Company may prescribe), the optionee shall remit to the Company in cash all applicable federal and state withholding and employment taxes. If and to the extent authorized by the Committee, in its sole discretion, an optionee may make an election (i) to deliver to the Company a promissory note of the participant on the terms set forth in Section 6.1(f), (ii) to tender to the Company previously owned shares of Common Stock, or (iii) to have shares of Common Stock to be obtained upon exercise of the Option withheld by the Company on behalf of the participant, to pay the amount of tax that the Committee, in its discretion, determines to be required to be withheld by the Company. Any shares tendered to or withheld by the Company shall be valued at fair market value on such date. The value of the shares of Stock tendered or withheld may not exceed the required federal, state, local and foreign withholding tax obligations as computed by the Company.

           (j)   Other Provisions.  Each Option granted under this Plan may
                 ----------------
contain such other terms, provisions and conditions not inconsistent with this Plan as may be determined by the Administrator, and each ISO granted under this Plan shall include such provisions and conditions as are necessary to qualify the Option as an "incentive stock option" within the meaning of
Section 422 of the Code.

           (k)   Option Term.  No Option shall be exercisable more than ten
                 -----------
(10) years after the date of grant, or such lesser period of time as is set forth in the option

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agreement (the end of the exercise period stated in the option agreement is referred to in this Plan as the "Expiration Date"). Notwithstanding the foregoing, no ISO granted to a Ten Percent Stockholder (as defined in Section 6.3(a) shall be exercisable more than five (5) years after the date of grant

           (l)   Limitation on Option Grants.  The Company may not grant
                 ---------------------------
options under the Plan for more than 500,000 shares to any one participant in any fiscal year.

    6.2    Terms and Conditions to Which Only NQOs Are Subject.  The exercise
           ---------------------------------------------------
price of a NQO shall be determined by the Administrator and shall in no event be less than 85% of the fair market value of the Common Stock subject to the Option on the date of grant. For purposes of the Plan, the "Fair Market Value" of the Common Stock means, as of any given date, the closing sales price of the Common Stock reported on the Nasdaq National Market System or, if the Common Stock is not traded on the Nasdaq National Market, the fair market value of the Common Stock as determined by the Administrator in good faith.

    6.3    Terms and Conditions to Which Only ISOs Are Subject.  Options
           ---------------------------------------------------
granted under this Plan which are designated as ISOs shall be subject to the following terms and conditions:

           (a)   Exercise Price.  The exercise price of an ISO shall be
                 --------------
determined in accordance with the applicable provisions of the Code and shall in no event be less than the Fair Market Value of the Common Stock subject to the Option on the date of grant, except that the exercise price of an ISO granted to any person who owns, directly or by attribution, shares possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any Affiliate (a "Ten Percent Stockholder") shall in no event be less than 110% of such Fair Market Value.

           (b)   Disqualifying Dispositions.  If stock acquired upon exercise
                 --------------------------
of an ISO is disposed of in a "disqualifying disposition" within the meaning of Section 422 of the Code, the holder of the stock immediately before the disposition shall notify the Company in writing of the date and terms of the disposition and comply with any other requirements imposed by the Company in order to enable the Company to secure any related income tax deduction to which it is entitled.

7.  MANNER OF EXERCISE
    ------------------

    7.1 An optionee wishing to exercise an Option shall give written notice to the Company at its principal executive office, to the attention of the officer of the Company designated by the Administrator, accompanied by payment of the exercise price as provided in Section 6.1(f) and, if required, by payment of any federal or state withholding or employment taxes required to be withheld by virtue of exercise of the Option. The date

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the Company receives written notice of an exercise hereunder accompanied by payment of the exercise price and any required federal or state withholding or employment taxes will be considered as the date such Option was exercised. There is no limit on the number of times Options may be exercised in any calendar year, unless the President of the Company or the Board prescribes such a limit.

     7.2 Promptly after the date an Option is exercised, the Company shall, without stock issue or transfer taxes to the optionee or other person entitled to exercise the Option, deliver to the optionee or such other person a certificate or certificates for the requisite number of shares of Common Stock. An optionee or transferee of an optionee shall not have any privileges as a shareholder with respect to any Common Stock covered by the Option until the date of issuance of a stock certificate.

8.   EMPLOYMENT OR CONSULTING RELATIONSHIP
     -------------------------------------

     Nothing in this Plan or any Option granted thereunder shall interfere with or limit in any way the right of the Company or of any of its Affiliates to terminate any optionee's employment or consulting at any time, nor confer upon any optionee any right to continue in the employ of, or consult with, the Company or any of its Affiliates.

9.   FINANCIAL INFORMATION
     ---------------------

     The Company shall provide to each optionee during the period such optionee holds an outstanding Option a copy of the financial statements of the Company as prepared either by the Company or independent certified public accountants of the Company. Such financial statements shall be delivered as soon as practicable following the end of the Company's fiscal year during the period Options are outstanding.

10.  LEGAL REQUIREMENTS
     ------------------

     The Company shall not be obligated to offer or sell any shares upon exercise of any Option unless the shares are at that time effectively registered or exempt from registration under the federal securities laws and the offer and sale of the shares are otherwise in compliance with all applicable securities laws and the regulations of any stock exchange on which the Company's securities may then be listed. The Company shall have no obligation to register the shares of Common Stock covered by this Plan under the federal securities laws or take any other steps as may be necessary to enable the shares of Common Stock covered by this Plan to be offered and sold under federal or other securities laws.
Upon exercising all or any portion of an Option, an optionee may be required to furnish representations or undertaking deemed appropriate by the Company to enable the offer and sale of the shares or subsequent transfers of any interest in the shares to comply with applicable securities laws. Certificates evidencing shares acquired

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upon exercise of Options shall bear any legend required by, or useful for purposes of compliance with, applicable securities laws, this Plan or the option agreements.

11.  AMENDMENTS TO PLAN
     ------------------

     The Board may amend this Plan at any time. Without the consent of an optionee, no amendment may adversely affect outstanding Options except to conform this Plan and ISOs granted under this Plan to federal or other tax laws relating to incentive stock options. No amendment shall require shareholder approval unless:

     (a) shareholder approval is required to preserve incentive stock option treatment for federal income tax purposes;

     (b) shareholder approval is required to meet the exemptions provided by Rule 16b-3, or any successor rule thereto; or

     (c)   the Board otherwise concludes that shareholder approval is advisable.

12.  STOCKHOLDER APPROVAL; TERM
     --------------------------

     This Plan shall become effective upon adoption by the Board of Directors; provided, however, that no Option shall be exercisable unless and until written
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consent of holders of a majority of the outstanding shares of capital stock of the Company, or approval by holders of a majority of shares of capital stock of the Company present, or represented, and entitled to vote at a validly called shareholders' meeting (or such greater number as may be required by law or applicable governmental regulations or orders) is obtained within twelve (12) months after adoption by the Board. This Plan shall terminate ten (10) years after adoption by the Board unless terminated earlier by the Board. The Board may terminate this Plan at any time without shareholder approval. No Options shall be granted after termination of this Plan, but termination shall not affect rights and obligations under then outstanding Options.



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